As filed with the Securities and Exchange Commission on February 9, 2012

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ALLIANCE BANKSHARES CORPORATION

(Exact name of registrant as specified in its charter)

Virginia	46-0488111
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

14200 Park Meadow Drive Suite 200 South Chantilly, Virginia	20151
(Address of Principal Executive Offices)	(Zip Code)

ALLIANCE BANKSHARES CORPORATION 2007 INCENTIVE STOCK PLAN

(Full title of the plan)

William E. Doyle, Jr.

President and Chief Executive Officer

Alliance Bankshares Corporation

14200 Park Meadow Drive

Suite 200 South

Chantilly, Virginia 20151

(703) 814-7200

(Name and address of agent for service)

(Telephone number, including area code, of agent for service)

The Commission is requested to mail signed copies of all orders, notices and communications to:

Susan S. Ancarrow, Esq.

Troutman Sanders LLP

1001 Haxall Point

P.O. Box 1122

Richmond, Virginia 23218-1122

Telephone: (804) 697-1861

Facsimile: (804) 698-6015

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

CALCULATION OF REGISTRATION FEE

Title of securities to be registered[1]	Amount to be registered[2]	Proposed maximum offering price per share	Proposed maximum aggregate offering price	Amount of registration fee
Common Stock, $4.00 par value: shares subject to outstanding options	125,100 shares	$5.71 [3]	$714,321 [3]	$82
Common Stock, $4.00 par value: shares not subject to outstanding options	71,750 shares	$3.42 [4]	$245,385[4]	$28
Total	196,850 shares		$959,706	$110

[1]	Common Stock, $4.00 par value, offered by Alliance Bankshares Corporation (the Company) pursuant to the Alliance Bankshares Corporation 2007 Incentive Stock Plan (the Plan).
[2]

Pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the 1933 Act), this registration statement also covers an indeterminate number of additional shares that may be offered and issued to prevent dilution resulting from stock splits, stock dividends or similar transactions as provided in the Plan.

[3]

The proposed maximum offering price and proposed maximum aggregate offering price of shares subject to outstanding options are based on the average exercise price of options granted under the Plan outstanding as of the date of the filing of this registration statement.

[4]

Pursuant to Rule 457(c) and (h) under the 1933 Act, the proposed maximum offering price and proposed maximum aggregate offering price of shares not subject to outstanding options are estimated solely for the purpose of calculating the registration fee and were determined based on the average of the high and low sales prices of the Company’s Common Stock on February 7, 2012 as reported by the NASDAQ Capital Market.

Part I — Information Required in the Section 10(a) Prospectus

Item 1.	Plan Information.*

Item 2.	Registrant Information and Employee Plan Annual Information.*

*	The information required by Part I to be contained in the Section 10(a) prospectus is omitted from this registration statement in accordance with the Note to Part I of Form S-8 and Rule 428.

Part II — Information Required in the Registration Statement

Item 3.	Incorporation of Documents by Reference.

The Company hereby incorporates by reference into this registration statement the following documents:

(a)	The Company’s Annual Report on Form 10-K and Form 10-K/A for the fiscal year ended December 31, 2010, filed with the Securities and Exchange Commission (the Commission) on March 31, 2011, and May 2, 2011, respectively;

(b)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended March 31, 2011, filed with the Commission on May 16, 2011;

(c)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2011, filed with the Commission on August 12, 2011;

(d)	The Company’s Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2011, filed with the Commission on November 14, 2011;

(e)	The Company’s Current Reports on Form 8-K filed February 4, 2011 (solely with respect to information filed pursuant to Items 5.02, 8.01 and, to the extent information is incorporated into Items 5.02 and 8.01, 9.01), April 22, 2011, April 29, 2011, July 7, 2011, July 27, 2011, July 29, 2011, August 5, 2011, November 2, 2011, November 29, 2011 (solely with respect to information filed pursuant to Items 1.01, 1.02 and, to the extent information is incorporated into Items 1.01 and 1.02, 9.01) and December 8, 2011;

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the 1934 Act) by the Company since December 31, 2010; and

(g)	The description of the Company’s capital stock contained in the Form 8-K 12g-3 filed on August 21, 2002, in the Company’s Bylaws filed as Exhibit 3.2 to the Form 8-K filed on December 27, 2007 and in the Company’s Articles of Incorporation (the Articles), filed as Exhibit 3.1 to the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2006, filed with the Commission on August 14, 2006.

All documents filed by the Company subsequent to the date of this registration statement pursuant to Sections 13(a), 13(c), 14 or 15(d) of the 1934 Act, and prior to the filing of a post-effective amendment hereto which either indicates that all securities offered hereby have been sold or deregisters all such securities then remaining unsold, shall also be deemed to be incorporated by reference into this registration statement and to be a part hereof from their respective dates of filing. Any statement in this registration statement, or in a document incorporated or deemed incorporated herein, shall be deemed to be modified or superseded to the extent that a statement contained in a subsequently filed document which is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interests of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

As permitted by Virginia law, the Company’s Articles limit or eliminate the liability of directors or officers to the Company or its shareholders for monetary damages. To the fullest extent permitted under Virginia corporate law, as now or hereafter in effect, the Company’s Articles indemnify each director or officer of the Company against liabilities, fines, penalties and claims imposed upon or asserted against him or her (including amounts paid in settlement) by reason of having been such director or officer, whether or not then continuing so to be, and against all expenses (including counsel fees) reasonably incurred by him or her in connection therewith, except in relation to matters resulting from such person having engaged in willful misconduct or a knowing violation of the criminal law in the performance of his or her duty as such director or officer. In addition, the Board of Directors of the Company is empowered, by majority vote of a quorum of disinterested directors, to contract in advance to indemnify any director or officer.

The Articles also permit the Board of Directors, by majority vote of a quorum of disinterested directors, to cause the Company to indemnify employees, agents or consultants of the Company to the same extent as is mandated for directors and officers.

Every reference in the Articles to director, officer, employee, agent or consultant includes (i) every director, officer, employee, agent, or consultant of the Company or any company the majority of the voting stock of which is owned directly or indirectly by the Company, (ii) every former director, officer, employee, agent, or consultant of the Company, (iii) every person who may have served at the request of or on behalf of the Company as a director, officer, employee, agent, consultant or trustee of another corporation, partnership, joint venture, trust or other entity, and (iv) in all of such cases, his or her executors and administrators.

In the event there is a change in the composition of a majority of the Board of Directors after the date of the alleged act or omission with respect to which indemnification is claimed, any determination as to indemnification and advancement of expenses with respect to any claim for indemnification is to be made by special legal counsel agreed upon by the Board of Directors and the proposed indemnitee. If the Board of Directors and the proposed indemnitee are unable to agree upon such special legal counsel, the Board of Directors and the proposed indemnitee each must select a nominee, and the nominees must select such special legal counsel.

The Company maintains a directors and officers liability insurance policy, which provides coverage for the Company and for directors and officers of the Company against certain damages and expenses relating to claims against them in their capacity as directors or officers of the Company.

Insofar as the foregoing provisions permit indemnification of directors, officers or persons controlling the Company for liability arising under the 1933 Act, the Company has been informed that, in the opinion of the Commission, this indemnification is against public policy as expressed in the 1933 Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

An Exhibit Index appears at page 7 hereof and is incorporated by reference herein.

Item 9.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the 1933 Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the 1934 Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the County of Fairfax, Commonwealth of Virginia, on February 9, 2012.

Alliance Bankshares Corporation (Registrant)

By:	/s/ William E. Doyle, Jr.
President and Chief Executive Officer

POWERS OF ATTORNEY

AND

SIGNATURES

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints William E. Doyle, Jr. and Jean S. Houpert, and each of them, with full power of substitution, as his/her attorneys-in-fact and agents for him/her and in his/her name and on his/her behalf as a director and/or officer of Alliance Bankshares Corporation to prepare, execute and file any and all amendments, including post-effective amendments, or supplements to this registration statement on Form S-8, including any amendment to this registration statement for the purpose of registering additional shares in accordance with General Instruction E to Form S-8, and other documents (including any necessary amendments thereof) which such attorneys-in-fact may deem appropriate or necessary and to cause the same to be filed with the Commission.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ William E. Doyle, Jr. William E. Doyle, Jr.	Director, President and Chief Executive Officer (Principal Executive Officer)	January 25, 2012

/s/ Jean S. Houpert Jean S. Houpert	Senior Vice President and Interim Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	January 25, 2012

/s/ Donald W. Fisher, PhD Donald W. Fisher, PhD	Chairman of the Board of Directors	January 24, 2012

/s/ Oliver T. Carr, III Oliver T. Carr, III	Director	February 9, 2012

/s/ William M. Drohan William M. Drohan	Director	January 24, 2012

/s/ Lawrence N. Grant Lawrence N. Grant	Director	January 31, 2012

/s/ Robert C. Kovarik, Jr. Robert C. Kovarik, Jr.	Director	January 25, 2012

/s/ D. Mark Lowers D. Mark Lowers	Director	January 25, 2012

/s/ Serina Moy Serina Moy	Director	January 25, 2012

/s/ J. Eric Wagoner J. Eric Wagoner	Director	February 9, 2012

/s/ Robert G. Weyers Robert G. Weyers	Director	January 25, 2012

EXHIBIT INDEX

Exhibit No.	Description

5.1	Opinion of Troutman Sanders LLP with respect to the validity of the Common Stock, filed herewith.

23.1	Consent of Troutman Sanders LLP (contained in Exhibit 5.1 hereto).

23.2	Consent of Yount, Hyde & Barbour, P.C., filed herewith.

24.1	Powers of Attorney (included on the signature page of this registration statement).

99.1	Alliance Bankshares Corporation 2007 Incentive Stock Plan (incorporated by reference to Appendix A to Definitive Proxy Statement filed on April 30, 2007).

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